Exhibit 4.2

C. R. BARD, INC.

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

(as successor to The Chase Manhattan Bank, N.A.),

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated as of May 18, 2017

To the Indenture dated as of December 1, 1996

6.700% Notes due 2026

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FIRST SUPPLEMENTAL INDENTURE

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”) is entered into as of May 18, 2017 between C. R. BARD, INC., a New Jersey corporation (the “Issuer”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association (as successor to The Chase Manhattan Bank, N.A.), as Trustee (herein called the “Trustee”).

WHEREAS, the Issuer and the Trustee entered into that certain Indenture, dated as of December 1, 1996 (the “Indenture”), by and between the Issuer and the Trustee, relating to the Issuer’s senior unsecured debt securities;

WHEREAS, pursuant to Section 2.1 of the Indenture, the Issuer and the Trustee established the terms of a series of unsecured debt securities entitled the “6.700% Notes due 2026” (the “Notes”);

WHEREAS, Section 8.2 of the Indenture provides that the Issuer and the Trustee may amend certain provisions of the Notes or the Indenture with respect to such series of Notes with the consent of the holders of not less than 66 2/3% in outstanding aggregate principal amount of the Notes;

WHEREAS, Becton, Dickinson and Company, a New Jersey corporation (“BD”), has offered to exchange (the “BD Exchange Offer”) any and all of the outstanding Notes for cash and new 6.700% Notes due December 1, 2026 of BD, upon the terms and subject to the conditions set forth in the offering memorandum and consent solicitation statement, dated May 5, 2017 (the “Offering Memorandum and Consent Solicitation Statement”);

WHEREAS, in connection with the BD Exchange Offer, BD has also solicited, on behalf of the Issuer, consents from the holders of the Notes to certain proposed amendments (the “Proposed Amendments”) to the Indenture with respect to the Notes as described in the Offering Memorandum and Consent Solicitation Statement and set forth in Section 2.1 of this First Supplemental Indenture, with the effectiveness of such Proposed Amendments occurring upon the Settlement Date (as defined in the Offering Memorandum and Consent Solicitation Statement) of the BD Exchange Offer with respect to such series of Notes;

WHEREAS, BD has received and caused to be delivered to the Trustee evidence of the consents from holders of at least 66 2/3% of the outstanding aggregate principal amount of the Notes to effect the Proposed Amendments under the Indenture with respect to the Notes;

WHEREAS, the Issuer is undertaking to execute and deliver this First Supplemental Indenture to delete or amend, as applicable, certain provisions and covenants in the Indenture with respect to the Notes in connection with the BD Exchange Offer and the related consent solicitation which deletions and amendments will become effective upon the Settlement Date (as defined in the Offering Memorandum and Consent Solicitation Statement) of the BD Exchange Offer with respect to the Notes; and

WHEREAS, the board of directors of the Issuer has authorized and approved the execution and delivery of this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, and for the equal and proportionate benefit of the holders of the Notes, the Issuer and the Trustee hereby agree as follows:

ARTICLE 1

DEFINITIONS

Section 1.1 Definitions.

Capitalized terms used in this First Supplemental Indenture and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

ARTICLE 2

AMENDMENTS

Section 2.1 Certain Amendments to the Indenture.

Subject to Section 3.1, the Indenture, solely with respect to the Notes, is hereby amended as follows:

(a) Section 4.3 of the Indenture (Reports by the Issuer) is hereby amended by deleting the text of Section 4.3 its entirety and replacing it with the following text:

“The Company will file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act, at the times and in the manner provided pursuant to the Trust Indenture Act.”

(b) Section 3.6 (Limitation on Liens) and Section 3.7 (Limitation on Sales and Leasebacks) of the Indenture shall be deleted in their entirety.

(c) Section 9.1 of the Indenture (Issuer May Consolidate, etc., on Certain Terms) is hereby amended by deleting the text of Section 9.1 in its entirety and replacing it with the following text:

“The Issuer covenants that it will not merge or consolidate with any other corporation unless (i) either the Issuer shall be the continuing corporation, or the successor corporation shall be a corporation or entity organized under the laws of the United States of America or any state thereof and shall expressly assume the due and punctual payment of the principal of and interest, if any, on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Issuer, by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation or entity, and (ii) the Issuer or such successor corporation or entity, as the case may be, shall not, immediately after such merger or consolidation, be in default in the performance of any such covenant or condition.”

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(d) The failure to comply (whether before or after the date of this First Supplemental Indenture) with the terms of Section 4.3 (except as amended hereby), Sections 3.6 or 3.7, or Section 9.1 (except as amended hereby) of the Indenture shall not constitute a Default or Event of Default under the Indenture with respect to the Notes and shall no longer have any consequence under the Indenture with respect to the Notes.

(e) All definitions set forth in Section 1.1 of the Indenture that relate to defined terms used solely in the Sections of the Indenture deleted pursuant to the terms of this First Supplemental Indenture are no longer applicable to the Notes.

(f) All references to Sections of the Indenture amended by this First Supplemental Indenture shall be to such Sections as amended by this First Supplemental Indenture.

ARTICLE 3

EFFECTIVENESS

Section 3.1 Effectiveness of this First Supplemental Indenture.

This First Supplemental Indenture shall become valid and binding on the date hereof. The amendments in Article 2 hereof shall not become effective in respect of the Notes until the Settlement Date (as defined in the Offering Memorandum and Consent Solicitations Statement) of the BD Exchange Offer with respect to the Notes, which is expected to occur on the closing date of the Bard Acquisition (as defined in the Offering Memorandum and Consent Solicitation Statement). On the date that the amendments set forth in Article 2 become effective, the Issuer shall provide written notice to the Trustee thereof.

ARTICLE 4

MISCELLANEOUS

Section 4.1 Relation to Original Indenture.

This First Supplemental Indenture supplements the Indenture and shall be a part of and subject to all the terms thereof (and, for the avoidance of doubt, shall be subject to Section 11.7 of the Indenture). Except as supplemented hereby, all of the terms, provisions and conditions of the Indenture and the Notes issued thereunder shall continue in full force and effect. In the event of a conflict between the terms and conditions of the Indenture and the terms and conditions of this First Supplemental Indenture, then the terms and conditions of this First Supplemental Indenture shall prevail.

The Notes include certain of the foregoing provisions from the Indenture. Upon the execution and delivery of this First Supplemental Indenture, such provisions from the Notes shall be deemed deleted or amended, to conform to the terms of this First Supplemental Indenture.

Section 4.2 Governing Law.

The laws of the State of New York (without regard to conflicts of laws principles thereof) shall govern this First Supplemental Indenture.

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Section 4.3 Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof.

The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture.

Section 4.4 Successors and Assigns of Issuer Bound by Indenture.

All the covenants, stipulations promises and agreements in this First Supplemental Indenture contained by or on behalf of the Issuer shall bind its successor and assigns, whether so expressed or not.

Section 4.5 Separability.

In case any one or more of the provisions contained in the Indenture, this First Supplemental Indenture or the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of the Indenture, this First Supplemental Indenture or the Notes, but the Indenture, this First Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.

Section 4.6 Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute one and the same instrument.

Section 4.7 Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 4.8 Entire Agreement.

This First Supplemental Indenture, together with the Indenture as amended hereby and the Notes, contains the entire agreement of the parties with respect to the Notes, and supersedes all other representations, warranties, agreements and understandings between the parties hereto and thereto, oral or otherwise, with respect to the matters contained herein and therein.

Section 4.9 Benefits of First Supplemental Indenture.

Nothing in this First Supplemental Indenture, the Indenture or the Notes, express or implied, shall give to any Person, other than the parties hereto and thereto and their successors hereunder and thereunder, any Paying Agent, any Security registrar and the holders of the Notes, any benefit of any legal or equitable right, remedy or claim under the Indenture, this First Supplemental Indenture or the Notes.

[signature pages follows]

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IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the day and year first above written.

C. R. BARD, INC.

By:
Name:	Christopher S. Holland
Title:	Senior Vice President and Chief Financial Officer

[Signature Page to First Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:	Valere Boyd
Title:	Vice President

[Signature Page to First Supplemental Indenture]